Exhibit 10.4
Monday 04 August 2025

PRIVATE & CONFIDENTIAL

Owen James
Via Email

Dear Owen,

Variation to Contract of Employment

This Addendum is made on 17th June 2025 and amends the Contract of Employment dated 13th October 2023 between PRA Group (UK) Ltd and yourself.

Following your discussion with Martin Sjolund, I am very pleased to confirm your promotion and subsequently the below amendments to your existing contract of employment:-

1.Job Title -Clause (3), Will be amended to reflect your new job title of President, PRA Group Europe
2.Salary - Clause (9.1), your new base salary will be amended to reflect a new salary of £369,400 (which reflect a 10% base salary increase).

In addition you have been awarded a one-time promotion grant in restricted stock units (RSUs) of $100,000.

All other terms and conditions of the original contract of employment remain unchanged.

Yours sincerely

/s/ Ashley Stump

Ashley Stump
Director of HR Europe and Global Talent Management

PRA Group is a trading name of PRA Group (UK) Limited whose Registered Office is: 11th Floor Riverside House, 2A Southwark Bridge Road, London, SE1 9HA. Co. No. 04267803